Exhibit 23



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-53671 and No. 333-02765 and Forms S-8 No. 2-92629, No. 2-97422, No. 33-21810, No. 33-36141, No. 33-49824,
No. 33-51890, No. 333-21877, No. 333-49483, No. 333-70799 and
No. 333-74791) and in the related Prospectuses, of our report dated January 29, 1999, except for paragraph 2 of Note 1 and Note 12 as to which date is March 16, 1999, with respect to the consolidated financial statements of ALZA Corporation for the year ended December 31, 1998 included herein.

Our audits also included the consolidated financial statement schedule (Schedule II-Consolidated valuation and qualifying accounts for the years ended December 31, 1998, 1997 and 1996) of ALZA Corporation included in Exhibit 99.1 herein. This schedule is the responsibility of ALZA's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                               /s/Ernst & Young LLP


Palo Alto, California
May 12. 1999